 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Compensatory Arrangements of Certain Officers

Effective as of February 15, 2018, ManpowerGroup Inc. (the "Company") adopted the ManpowerGroup Inc. Annual Incentive Plan (the “Annual Plan”) for the purpose of making grants of annual incentive awards to certain executives, including its executive officers, beginning with awards for fiscal 2018.

Prior to fiscal 2018, the Company made its annual incentive awards to executive officers under the Amended and Restated ManpowerGroup Inc. Senior Management Annual Incentive Pool Plan (the “Pool Plan”). In light of the changes to Internal Revenue Code Section 162(m) under the Tax Cuts and Jobs Act, the Company has determined that it will no longer make annual incentive awards under the Pool Plan. The Pool Plan was designed in part to allow the Company to make annual incentive awards to its executive officers that were “qualifying performance-based compensation” for purposes of the exemption previously available for such compensation under Code Section 162(m). Now that the exemption for qualifying performance-based compensation has been eliminated, many of the Pool Plan procedures for annual incentive awards are no longer necessary or desirable for the Company.

The Annual Plan provides that annual incentive awards granted to executive officers are to be administered by the Executive Compensation and Human Resources Committee of the Board of Director of the Company (the “Committee”). The Committee can grant awards under the Annual Plan based in part on financial goals (called “Performance Measures”) and in part on operating objectives, both to be set forth for the participants within the first 90 days of the fiscal year.

The use of Performance Measures and operating objectives and the various procedures for determining annual awards under the Annual Plan are similar to the methodologies previously used by the Committee in recent years to apply negative discretion under the Pool Plan to determine actual payouts for the Company’s annual incentive awards to executive officers.

The Annual Plan includes Earnings Per Share, Return on Invested Capital and Adjusted Operating Unit Profit as Performance Measures the Committee can use, consistent with its past practice. Goals for the Performance Measures and operating objectives and corresponding opportunities for payments under annual bonus awards are to be set at threshold, target and outstanding levels.

Amounts earned under the Annual Plan by the Company’s executive officers are to be determined by the Committee following the close of an applicable plan year and distributed to the participants by March 15th of the following year.

The foregoing description of the Annual Plan does not purport to be complete and is qualified in its entirety by reference to the Annual Plan, a copy of which is attached hereto as Exhibit 10.1 to this filing and is incorporated herein by reference.

Item 9.01.                        Exhibits

Exhibit No.	Description
10.1	ManpowerGroup Inc. Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: February 16, 2018	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

10.1	ManpowerGroup Inc. Annual Incentive Plan